UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 7, 2014

DYNAMIC APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Sha'arey Nikanor Street, Tel-Aviv, Israel	68032
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-752-3922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On the dates set forth in the table below, Dynamic Applications Corp. (the "Registrant") issued and/or sold restricted shares of its common stock to named individuals in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D or Regulation S promulgated by the Securities and Exchange under the Act. Each of the issuees is an officer of and/or a consultant to the Registrant or the Registrant's wholly-owned Israeli subsidiary.

Name of Issuee	Date of Issuance	Bases for Issuance	Cash Consideration	Shares Issued
Dr. Alan Shackelford (1)	11/07/2014	Subscription Agreement	$0.05 per share	5,134,375
Ziv Turner	11/07/2014	Subscription Agreement	$0.05 per share	2,104,480
Uri Glazer	11/07/2014	Subscription Agreement	$0.05 per share	2,114,480
Alon Sinai	11/07/2014	Subscription Agreement	$0.05 per share	861,250
Shmuel De-Saban	11/07/2014	Subscription Agreement	$0.05 per share	132,500
Total Unregistered Shares Issued				10,347,085

(1) Dr. Shackelford is a U.S. resident and this issuance was made in reliance upon Section 4(2) and Regulation D. The remaining issuees are Israeli residents and these issuances were made in reliance upon Section 4(2) and Regulation S.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNAMIC APPLICATIONS CORP.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: November 17, 2014